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                                                                     Exhibit 2.2

                           JOINT AGREEMENT OF MERGER
                                       OF
                       CAMERON COMMUNICATIONS CORPORATION
                                 WITH AND INTO
                                 MERCURY, INC.


         This Joint Agreement of Merger (this "Joint Agreement") is dated as of the 19th day of September, 1996, between Cameron Communications Corporation, a Louisiana corporation ("Cameron"), and Mercury, Inc., a Louisiana corporation ("Mercury"), and is entered into pursuant to the provisions of Sections 111 et seq. of the Louisiana Business Corporation Law ("LBCL").

         WHEREAS, the respective Boards of Directors of Mercury and Cameron (collectively, the "Merging Corporations") deem it advisable that Cameron be merged with and into Mercury (the "Merger"), as provided in this Joint Agreement; and

         WHEREAS, the respective Boards of Directors of the Merging Corporations wish to enter into this Joint Agreement and submit it to the shareholders of Mercury and to the shareholders of Cameron for approval in the manner required by law and, subject to such approval and to such other approvals as may be required, to effect the Merger, all in accordance with the provisions of this Joint Agreement.

         NOW THEREFORE, in consideration of the mutual benefits to be derived from this Joint Agreement and the Merger, the parties hereto agree as follows:

                                 1.  THE MERGER

         In accordance with the applicable provisions of the LBCL, Cameron shall be merged with and into Mercury; the separate existence of Cameron shall cease; and Mercury shall be the corporation surviving the Merger (the "Surviving Corporation").

                        2.  EFFECTIVENESS OF THE MERGER

         2.1 Effective Time of the Merger. The Merger shall become effective at the time at which this Joint Agreement, having been executed and acknowledged in the manner required by law, is filed in the office of the Secretary of State of Louisiana. The date and time at which the Merger becomes effective are herein referred to as the "Effective Time".

         2.2 Effect of the Merger. At the Effective Time, (i) the separate existence of Cameron shall cease and Cameron shall be merged with and into Mercury; (ii) Mercury shall continue to possess all of the rights, privileges and franchises possessed by it and shall, at the Effective Time, become vested with and possess all rights, privileges and franchises possessed by Cameron;
(iii) Mercury shall be responsible for all of the liabilities and obligations of Cameron in the same manner as if Mercury had itself incurred such liabilities or obligations, and the Merger shall not affect or impair the rights of the creditors or of any persons dealing with the Merging Corporations; (iv) the Merger will not of itself cause a change, alteration or amendment to the Articles of Incorporation or
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the By-Laws of Mercury except as otherwise provided in Section 2.3; (v) the
Merger will not of itself affect the tenure in office of any officer or director of Mercury and no such person will succeed to such positions solely by virtue of the Merger; and (vi) the Merger shall, from and after the Effective Time, have all the effects provided by applicable Louisiana law.

         2.3 Amendment to Articles of Incorporation. At the Effective Time the Articles of Incorporation of Mercury shall be amended by adding to Article VI thereof the following sentence:

                 "The Corporation shall when applicable issue and transfer fractional shares, which shall in each case be calculated to the nearest one millionth of a share (that is, to the sixth decimal place); and the holder of a certificate that represents or includes a fractional share shall have all rights of a shareholder with respect thereto, including (without limitation) voting rights."

         2.4 Additional Actions. If, at any time after the Effective Time, Mercury shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in Mercury, title to or the possession of any property or right of Cameron acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Joint Agreement, Cameron and its proper officers and directors shall be deemed to have granted to Mercury an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in Mercury and otherwise to carry out the purposes of this Joint Agreement; and the proper officers and directors of Mercury are fully authorized in the name of Cameron to take any and all such action.


                   3.  METHOD OF CARRYING MERGER INTO EFFECT

         This Joint Agreement shall be submitted to the shareholders of Mercury and to the shareholders of Cameron for their respective approvals. If such approvals are given, then the fact of such approval shall be certified hereon by the Secretary of Mercury and by the Secretary of Cameron. This Joint Agreement, so approved and certified, shall, as soon as is practicable, be signed and acknowledged by the President or Vice President of each of the Merging Corporations. As soon as may be practicable thereafter, this Joint Agreement, so certified, signed and acknowledged, shall be delivered to the Secretary of State of Louisiana for filing in the manner required by law and shall be effective at the Effective Time; and thereafter, as soon as practicable, a copy of the Certificate of Merger issued by the Secretary of State of Louisiana, and certified by him to be a true copy, shall be filed for record in the Office of the Recorder of Mortgages of the parishes in which the Merging Corporations have their respective registered offices and in the Office of the Recorder of Conveyances of each parish in which Cameron owns immovable property.



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                            4.  CONVERSION OF SHARES

         4.1 Conversion of Mercury Shares; Fractional Shares. Except for shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Section 131 of the LBCL, at the Effective Time, by reason of the Merger, each issued and outstanding share of the Common Stock, no par value, of Cameron ("Cameron Common Stock") shall be converted into the right to receive from Mercury two and one hundred ninety two thousand one hundred eight one-millionths (2.192108) shares of the Common Stock, par value $50.00 per share, of Mercury ("Mercury Common Stock") (the "Merger Consideration"). Shares of Cameron Common Stock that are held by Cameron shall not be considered to be outstanding and shall be canceled (and not converted) by virtue of the Merger at the Effective Time. In exchanging Mercury Common Stock for Cameron Common Stock, Mercury shall issue fractional shares when applicable, which shares shall be issued to the nearest one millionth of a share (that is, to the sixth decimal place).

         4.2 Exchange of Certificates. After the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of Cameron Common Stock (other than shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under
Section 131 of the LBCL), upon surrender thereof to Mercury, shall be entitled to receive the Merger Consideration into which such shares have been converted as provided in Section 4.1. Until so surrendered, each outstanding certificate shall be deemed for all purposes to represent only a right to receive the Merger Consideration. Whether or not a stock certificate representing Cameron Common Stock is surrendered, from and after the Effective Time such certificate shall under no circumstances evidence, represent or otherwise constitute any stock or interest in Cameron or any person, firm or corporation other than the Merger Consideration.

         4.3 Lost Certificates. If any shareholder cannot locate his certificate(s) representing shares of Cameron Common Stock, a new certificate will be issued by Cameron to replace the lost certificate(s) upon execution by the shareholder of an affidavit certifying that his certificate(s) cannot be located.

         4.4 Shares of Mercury. The shares of capital stock of Mercury outstanding immediately prior to the Effective Time shall not be changed or converted by virtue of the Merger.

         4.5 Certificate Legends. Certificates representing shares of Mercury Common Stock issued as Merger Consideration shall contain the legends required by the "Plan" (as defined in Section 5.1).

         4.6 Adjustments. The Merger Consideration may be adjusted in accordance with the adjustment provisions of Section 7 of the Plan.


                               5.  MISCELLANEOUS

         5.1 Termination. Prior to the Effective Time this Joint Agreement may be terminated, and the Merger abandoned, as set forth in the related Agreement and Plan of Reorganization among





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Mercury, Cameron and others (the "Plan"), a copy of which may be inspected at the registered office of the Surviving Corporation in the State of Louisiana.

         5.2 Headings. The descriptive headings of the sections of this Joint Agreement are inserted for convenience only and do not constitute a part hereof for any other purpose.

         5.3 Modifications, Amendments and Waivers. At any time prior to the Effective Time (notwithstanding any shareholder approval that may have already been given), the parties hereto may, to the extent permitted by the LBCL, modify, amend or supplement any term or provision of this Joint Agreement.

         5.4 Governing Law. This Joint Agreement shall be governed by the laws of the State of Louisiana (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect and performance.

         IN WITNESS WHEREOF, this Joint Agreement has been executed by a majority of the directors of each of the Merging Corporations, as of the day and year first above written.

                           FOR THE BOARD OF DIRECTORS
                                OF MERCURY, INC.


_____________________________________      ____________________________________


_____________________________________      ____________________________________


                      ____________________________________


                           FOR THE BOARD OF DIRECTORS
                      OF CAMERON COMMUNICATION CORPORATION


_____________________________________      ____________________________________


_____________________________________      ____________________________________



                      ____________________________________





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                          CERTIFICATE OF SECRETARY OF
                                 MERCURY, INC.


         I hereby certify that I am the duly elected Secretary of Mercury,
Inc., a Louisiana      corporation, presently serving in such capacity and that
the foregoing Agreement was duly approved, without alteration or amendment, by the shareholders of Mercury, Inc. in the manner required by the Louisiana Business Corporation Law.



Certificate dated October __, 1996.


                                        ___________________________________
                                        Thomas G. Henning, Secretary



                          CERTIFICATE OF SECRETARY OF
                       CAMERON COMMUNICATIONS CORPORATION

         I hereby certify that I am the duly elected Secretary of Cameron Communications Corporation, a Louisiana corporation, presently serving in such capacity and that the foregoing Agreement was duly approved, without alteration or amendment, by the shareholders of Cameron Communications Corporation in the manner required by the Louisiana Business Corporation Law.


Certificate dated October __, 1996.



                                        ___________________________________
                                        Lena B. Henning, Secretary





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                           EXECUTION BY CORPORATIONS


         Considering the approval of this Agreement by the respective shareholders of Mercury, Inc. and Cameron Communications Corporation, as certified above, this Agreement is executed by such corporations acting through their respective Presidents, this _____ day of October, 1996.



                                        MERCURY, INC.



                                        By:___________________________________
                                        William L. Henning, Jr., President


Attest:


___________________________________
Thomas G. Henning, Secretary



                                        CAMERON COMMUNICATIONS
                                        CORPORATION


                                        By:___________________________________
                                        William L. Henning, Sr., President and
                                        Chief Executive Officer



Attest:


___________________________________
Lena B. Henning, Secretary





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                              ACKNOWLEDGMENT AS TO
                                 MERCURY, INC.


STATE OF LOUISIANA

PARISH OF CALCASIEU


         BEFORE ME, the undersigned authority, personally came and appeared William L. Henning, Jr. who, being duly sworn, declared and acknowledged before me that he is the President of Mercury, Inc. and that in such capacity he was duly authorized to and did execute the foregoing Agreement on behalf of such corporation, for the purposes therein expressed and as his and such corporation's free act and deed.



                                        ___________________________________
                                        William L. Henning, Jr., Appearer



Sworn to and subscribed before me
this _____ day of October, 1996.



___________________________________
Notary Public





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                              ACKNOWLEDGMENT AS TO
                       CAMERON COMMUNICATIONS CORPORATION


STATE OF LOUISIANA

PARISH OF CALCASIEU


         BEFORE ME, the undersigned authority, personally came and appeared William L. Henning, Sr. who, being duly sworn, declared and acknowledged before me that he is the President and Chief Executive Officer of Cameron Communications Corporation and that in such capacity he was duly authorized to and did execute the foregoing Agreement on behalf of such corporation, for the purposes therein expressed and as his and such corporation's free act and deed.



                                        ___________________________________
                                        William L. Henning, Sr., Appearer



Sworn to and subscribed before me
this _____ day of October ___, 1996.



___________________________________
Notary Public





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